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                                       BY-LAWS
                                          OF
                                   BANK OF COMMERCE

                         (as amended through March 25, 1998)

                                      ARTICLE I

                                       OFFICES

SECTION 1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the corporation is hereby fixed and located at 9918 Hibert Street, San Diego, California 92131-1018. The Board of Directors is hereby granted full power and authority to change said principal executive office from one location to another with the written approval of the Superintendent of Banks.)

SECTION 2. OTHER OFFICES. Other branch, subordinate or business offices may at any time be established by the Board of Directors at any place or places approved by the Superintendent of Banks of the State of California (hereinafter referred to as the "Superintendent").

                                      ARTICLE II

                               MEETINGS OF SHAREHOLDERS

SECTION 1. PLACE OF MEETINGS. All annual or other meetings of shareholders shall be held at the principal executive office of the corporation, or at any other place within the State of California which may be designated either by the Board of Directors or by the written consent of all shareholders entitled to vote at such meeting and not present at the meeting in person or by proxy, given either before or after the meeting and filed with the secretary of the corporation.

SECTION 2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held at 9:00 a.m. on the second Tuesday of May of each year provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day. At such meetings all directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

SECTION 3. NOTICE OF ANNUAL MEETINGS. Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally or by mail or other


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means of written communication, charges prepaid, addressed to such shareholders at this address appearing on the books of the corporation or given to him by the corporation for the purpose of notice. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by United States Postal service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of giving of the notice or report to all other shareholders. If a shareholder gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said principal executive office is located.

All such notices shall be given to each shareholder entitled thereto not less than ten (10) days or more the sixth (60) days before each annual meeting. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit or declaration of mailing of any such notice in accordance with the foregoing provisions, executed by the secretary, assistant secretary or any transfer agent of the corporation shall be prima facie evidence of the giving of the notice.

Such notices shall specify:

     (a)  The place, the date, and the hour of such meeting;

     (b) If directors are to be elected, the names of the nominees intended at the time of the notice to be presented by management for election;

     (c) The general nature of a proposal, if any, to take action with respect to approval of (i) a contract or other transaction with an interested director, (ii) amendment of the Articles of Incorporation, (iii) a reorganization of the corporation as defined in Section 181 of the California General Corporation Law, (iv) voluntary dissolution of the corporation, or (v) a distribution in dissolution other than in accordance with the liquidation rights of outstanding preferred shares, if any; and

     (d)  Such other matters, if any, as may be expressly required by statute.


SECTION 4. SPECIAL MEETINGS. Special meetings of the shareholders, for the purpose of taking any action permitted by the shareholders under the California General Corporation Law, California Banking Law, or the Articles of Incorporation or By-Laws of


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the corporation, may be called at any time by the Chairman of the Board, or the
President, or by the Board of Directors, or by one or more shareholders holding not less than ten percent (10%) of the votes entitled to be cast at the meeting. Upon request in writing that a special meeting of the shareholders be called for any proper purpose, directed to the Chairman of the Board, President, any Executive Vice President, any Senior Vice President, or the Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of the request. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. In addition, notice of any special meeting shall specify the general nature of the business to be transacted, and no other business may be transacted at such meeting.

SECTION 5. QUORUM. The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

SECTION 6. ADJOURNED MEETING AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or presented by proxy, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in
Section 5 above.

When any shareholders' meeting, either annual or special, is adjourned for more than forty-five (45) days, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.

SECTION 7. VOTING. Unless a record date for voting purposes be fixed as provided in Section 1 of Article V of these By-Laws, then subject to the provisions of Sections 702 through 704 of the California General Corporation Law (relating to voting of shares held by a fiduciary, in the name of a corporation, or in joint ownership), only persons in whose names shares entitled to vote are recorded on the stock records of the corporation at the close of business on the business day next preceding the day on which notice of the


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meeting is given or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held, shall be entitled to vote at such meeting, and such day shall be the record date of such meeting. Such vote may be via voice or ballot; provided, however, that all elections for nomination prior to voting. If a quorum is present, except with respect to election of directors, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California General Corporation Law, the California Banking Law, or the Articles of Incorporation.

Subject to the requirements of the next sentence, every shareholder entitled to vote at any election for directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of votes to which his shares are entitled, or to distribute his votes to the same principal among as many candidates as he shall think fit. No shareholder shall be entitled to cumulate votes unless the shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate his votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

The candidates receiving the highest number of votes of shares entitled to be voted for them, up to the number of directors to be elected, shall be elected.

SECTION 8. VALIDATION OF DEFECTIVELY CALLED OR NOTICED MEETINGS. The transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, or who, though present, has at the beginning of the meeting properly objected to the transaction of any business because the meeting was not lawfully called or convened, or to particular matters of business legally required to be included in the notice, but not so included, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes hereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by this division to be included in the notice but not so included, if such objection is expressly made at the meeting.

SECTION 9. PROXIES. Every shareholder entitled to vote shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such


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person or his duly authorized agent and filed with the secretary of the corporation. Any proxy duly executed is not revoked and continues in full force and effect until (i) an instrument revoking it or a duly executed proxy hearing a later date is filed with the secretary of the corporation prior to the vote pursuant thereto, (ii) the shareholder executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the shareholder executing it specified therein the length of time for which such proxy is to continue in force.

SECTION 10. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall make such appointment at the meeting. The number of inspectors shall be three. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any shareholder or a shareholder's proxy shall be filled by the appointment by the Board of Directors in advance of the meeting or at the meeting by the Chairman of the meeting.

The duties of such inspectors shall include: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and terminating all challenges and questions in any way arising in connection with the right to vote; counting and determining the results; and such acts as may be proper to conduct the election or vote with fairness to all shareholders. In the determination of the validity and effect of proxies the dates contained on the forms of proxy shall presumptively determine the order of the execution of the proxies, regardless of the postmark dates on the inspectors of elections is prima facie evidence of the facts stated therein.

In determining the validity of proxies and ballots, the inspectors of election shall invalidate proxies and ballots which (i) were not solicited in accordance with applicable provisions of law, or (ii) were given to a "person" (as defined in Financial Code Section 700 {d}) and represent more than ten percent (10%) of the outstanding shares of the Bank, unless the inspectors of election are satisfied that approval pursuant to Financial Code Section 701 has been given by the California Superintendent of Banks, or the Superintendent has issued a written ruling that such approval is not required by reason of the fact that "such" person would not in the exercise of such proxies or ballots be acting within the definition of "control" or "controlling person" (as defined in Financial Code Sections 700 and 701) or (iii) purport to vote shares held by a "person" (as defined in Financial Code Section 700 {d}) who owns (of record or beneficially) more than ten percent (10%) of the outstanding


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shares of the Bank unless the inspectors are satisfied that the acquisition of such shares by such "person" was made after an approval of the Superintendent pursuant to Financial Code 701 was issued or a ruling from the Superintendent that such approval was not required was issued.

SECTION 11. NOMINATION OF DIRECTORS. Nomination for election for members of the Board of Directors may by made by the Board of Directors or by any shareholder of record, who is entitled to vote for the election of directors. A nomination by a shareholder must be preceded by Notice to the Bank of the shareholders' intention to make the nomination (other than a person named in the notice of meeting at which such nomination is to be made), which notice shall be made in writing and delivered or mailed to the President of the Bank no later than the latter of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors, or (ii) then ten
(10) days after the date of mailing of such notice for the meeting of shareholders. Such notice shall contain the following information to the extent known to the notifying shareholder: (a) the principal occupation of each proposed nominee; (b) the numbers of shares of the Bank held of record and beneficially, respectively, by the notifying shareholder; (c) the name and residence address of the notifying shareholder; (d) the numbers of shares of the Bank owned and beneficially, respectively, by the notifying shareholder; (e) whether the proposed nominee has ever been convicted of, or pleaded nolo contendere, to any criminal offense involving dishonesty or breach of trust, filed a petition of bankruptcy, or been adjudged a bankrupt; and (f) the number of shares that the notifying shareholder believes will be voted for the election of each nominee. The notice shall be signed by the notifying shareholder and accompanied by the written consent of the proposed nominee.

Nomination not made in accordance with this section shall be disregarded by the Chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this section shall not apply to the nomination of any person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice thereunder and the date of election of directors, if the procedure called for in this section was followed with respect to the nomination of the proposed nominee.

The text, or a summary, of the foregoing provisions of this section shall be set forth in either the notice to shareholders of any meeting at which directors are to be elected, or any proxy or information statement distributed by the Board of Directors with respect to such meeting.


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                                     ARTICLE III

                                      DIRECTORS


SECTION 1. POWERS. Subject to limitations of the Articles of Incorporation and of the California General Corporation Law, the California Baking Law, or the regulations promulgated thereunder, as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under the authority of, and the business affairs of the corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers:

     First - To select and remove any or all the officers, agents, and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or these By-Laws, and fix their compensation.

     Second - To conduct, manage, and control the affairs and business of the corporation, and to make such rules and regulations therefore not inconsistent with law, or with the Articles of Incorporation or these By-Laws, as they may deem best.

     Third - To change the principal executive office for the transaction of the business of the corporation from one location to another as provided in Article I, Section 1, hereof; to fix and locate from time to time one or more Branch offices of the corporation within the State of California, as provided in
Article I, Section 2, hereof; to designate any place within the State of California for the holding of any shareholders' meeting or meetings; and to adopt, make, and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

     Fourth - To authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful.

     Fifth - To borrow money and incur indebtedness for the purpose of the corporation, and to cause to be executed and delivered thereof, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation, or other evidences of debt and securities therefore, to the extent permitted by the law.

     Sixth - By resolution adopted by a majority of the authorized number of directors, to designate an executive and other committees, each consisting of two or more directors, to serve at the pleasure of the Board, and to prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and


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may be called at any time by any two members thereof; otherwise, the provisions of these By-Laws with respect to notice and conduct of meetings of the Board shall govern. Subject to the limitations set forth in Sections 18 of this Article any such committee shall have such authority as may be granted by resolution of the Board.

SECTION 2. NUMBER AND QUALIFICATIONS OF DIRECTORS. The authorized number of directors of this corporation shall be not less than six (6) or more than eleven
(11). The exact number of directors of this corporation shall be eight (8) until changed by a duly adopted resolution of the Board of Directors, or by an amendment to this By-Law, duly adopted by the shareholders or by the Board of Directors as authorized by Section 212 (a) of the California General Corporation Law. A certified copy of such resolution or amendment shall be inserted in the minute book of the corporation immediately following these By-Laws.

SECTION 3. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected, subject to the California General Corporation Law, the California Banking Law, and the provisions of these By-Laws with respect to vacancies on the Board.

SECTION 4. VACANCIES. A vacancy in the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any director, if a director has been declared of unsound mind by order of court, or convicted of a felony, if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any directors or directors are elected, to elect the full authorized number of directors to be voted at that meeting.

Vacancies in the Board of Directors, except for a vacancy created by the removal of a Director, may be filled by a majority of the remaining directors, though less than a quorum or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders. A vacancy in the Board of Directors created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of all of the outstanding shares.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent, except to fill a vacancy created by removal, shall require the consent of holders of a majority of the outstanding shares entitled to vote.

Any director may resign effective upon giving written notice to the Chairman of the Board, the President, or the Secretary of the Board of Directors of the corporation, unless the


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notice specifies a later time for the effectiveness of such resignation.  If the
Board of Directors accept the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any directors prior to the expiration of his term of office.

SECTION 5. PLACE OF MEETING. Regular meetings of the Board of Directors shall be held at any place within the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board may be held either at a place so designated or at the principal executive office.

SECTION 6. ORGANIZATION MEETING. Following each annual meeting of shareholders, at or prior to the next regular or special meeting of the Board of Directors or Committee thereof, the Board of Directors shall hold a meeting at the place of said meeting or at such other place as shall be fixed by the Board of Directors, for the purpose of organization, election of corporate officers, and the transaction of other business. Call and notice of such meeting meetings are hereby dispensed with.

SECTION 7. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board.

SECTION 8. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the Chairman of the Board, the President, the Secretary, or by any two directors.

Written notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone, by telegraph or mail, charges prepaid, or by facsimile addressed to him at his address as it is shown upon the records of the corporation or, if it is not so shown on such records or is not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least forty-eight
(48) hours prior to the time of the holding of the meeting. In case such notice is telegraphed, it shall be delivered to the telegraph company in the place at which the principal executive office of the corporation is located at least twenty-four (24) hours prior to the time of the holding of the meeting. In case such notice is delivered, personally or by telephone or facsimile, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery, personally or by telephone or facsimile, as above provided, shall be due, legal and personal notice to such director.


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SECTION 9.     ACTION WITHOUT MEETING.  Any action by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of such directors.

SECTION 10. ACTION AT A MEETING: QUORUM AND REQUIRED VOTE. Presence of a majority of the authorized number of directors at a meeting of the Board of Directors constitutes a quorum for the transaction of business, except as hereinafter provided. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes present in person at such meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number is required by law, by the Articles of Incorporation, or by these By-Laws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of a director, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

SECTION 11. VALIDATION OF DEFECTIVELY CALLED OR NOTICED MEETINGS. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of notice or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with corporate records or made a part of the minutes of the meeting.

SECTION 12. ADJOURNMENT. A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

SECTION 13. NOTICE OF ADJOURNMENT. If the meeting is adjourned for more than twenty-four (24) hours, notice of the adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment. Otherwise notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.


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SECTION 14.    FEES AND COMPENSATION.  Directors shall not receive any stated
salary for their services as directors, but by resolution duly adopted by the Board a fixed fee and expenses of attendance may be allowed for attendance at meetings of the Board and/or any of its committees.

SECTION 15.    INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER
AGENTS.

     (a) MANDATORY INDEMNIFICATION OF DIRECTORS. The corporation shall, to the maximum extent and in the manner permitted by the California Corporations Code ("the Code"), indemnify each of its directors against expenses (as defined in Section 317 (a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceedings (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 15, a "director" of the corporation includes any person (i) who is or was a director of the corporation, (ii) who is or was serving at the request of the corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     (b) PERMISSIVE INDEMNIFICATION. The corporation shall have the power, to the extent and in the manner permitted by the Code, to indemnify each of its officers, employees and agents against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 15, an "employee" or "agent" of the corporation (other than a director) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of the corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     (c) PAYMENT OF EXPENSES IF ADVANCE. Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to sub-section (a) or for which indemnification is permitted pursuant to sub-section (b) following authorization thereof by the Board of Directors, in the case of directors shall and in the case of other agents of the corporation entitled to indemnification may, be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall


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ultimately be determined that the indemnified party is not entitled be indemnified as authorized in this Section 15.

     (d) INDEMNITY NOT EXCLUSIVE. The indemnification provided by this Section 15 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation.

     (e) INSURANCE INDEMNIFICATION. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 15.

     (f)  CONFLICTS.  No indemnification or advance shall be made under this
Section 15, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

          (1) That would be inconsistent with a provision of the Articles of Incorporation, these By-Laws, a resolution of the shareholders or an agreement in effect at the time of the occurrence of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits otherwise limits indemnifications; or

          (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

SECTION 16. CHAIRMAN OF THE BOARD. The Board of Directors shall appoint from its members, one individual to serve as Chairman of the Board of Directors of the corporation. The Chairman shall preside at all meetings of the shareholders, at which he is present, and at all meetings of the Board of Directors, at which he is present, unless the Board of Directors designates another of its members to preside at meetings of the Board of Directors. The Chairman shall also exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by the By-Laws. The Chairman may be a member of any committee except the Audit Committee.

The Chairman shall be appointed annually by the Board of Directors and shall hold his position until he shall resign or shall be removed or otherwise be disqualified to serve, or his successor shall be appointed and qualified. The Chairman may be removed, either with or without cause, by a majority of the Directors then in office, at any regular or special meeting of the Board at which there is a quorum. The Chairman may resign at any time by giving written notice to the Board of Directors or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 17. VICE CHAIRMAN OF THE BOARD. The Board of Directors may appoint one (1) or more of its member as Vice Chairman of the Board of Directors of the corporation. In the absence of the Chairman, the Vice Chairman, or if there is more than one (1) Vice Chairman, then the Vice Chairman designated by the Board of Directors shall preside at the meetings of the shareholders, and shall preside at all meetings of the Board of Directors, unless the Board of Directors designates another of its members to preside at meetings of the Board of Directors , and shall exercise such duties as may from time to time be assigned by the Board of Directors or these By-Laws.

SECTION 18. COMMITTEES. The Board of Directors may appoint an Executive Committee, Loan Committee, Audit Committee, Investment Committee, and other committee or committees ("committees" herein), and delegate to any such committee any of the powers and authority of the Board in the management of the business and affairs of the corporation, except with respect to:

     (a) The approval of any action for which the California General Corporation Law, California Banking Law or Articles of Incorporation also requires shareholders' approval (as defined in Section 153 of the California General Corporation Law), or approval of the outstanding shares (as defined in
Section 152 of the California General Corporation Law).

     (b)  The filling of vacancies on the Board or in any committee.

     (c) The fixing of compensation of the directors for serving on the Board or on any committee.

     (d)  The amendment or repeal of By-Laws or the adoption of new By-Laws.

     (e) The amendment or repeal of any resolution of the Board which by its express terms is not so amenable or repealable.

     (f)  A distribution to the shareholders of the corporation.

     (g) The appointment of other committees of the Board or the members thereof.

The Board of Directors shall have the power to prescribe the manner in which proceedings of the committees are conducted. Any director can be a member of more than one committee. Officers and other employees who are directors may serve on committees other than the Audit Committee.

The Executive Committee shall be composed of three (3) or more members of the Board, one (1) of whom shall be the Chairman of the Board. The Chairman of the Board shall appoint one (1) of the members of the Executive Committee to serve as Chairman of the Executive Committee and that individual shall preside at all meetings of the Executive Committee at which he is present. Unless the Board of Directors shall otherwise provide, regular meetings of the committee, notice of which is hereby dispensed with, shall be held at the principal office of the corporation at such times as are determined by the Board of Directors or by the committee; or if special meetings of the committee are held, such meeting shall be held at the principal office of the corporation or at any place which has been designated from time to time by resolution of the committee or by written consent of all members thereof, and may be called by the Chairman of the Executive Committee, or any two (2) members thereof, on written notice to the members of the committee of the time and place of such special meeting given in the manner provided for the time and place of special meetings of the Board of Directors; minutes shall be kept of each meeting of the committee; vacancies in the membership of the committee may be filled by the Board of Directors; a majority of the authorized number of members of the committee shall constitute a quorum for the transaction of business; and transactions of any meeting of the committee, however called and noticed or wherever held, shall be as valid as though had a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the members not present signs a written waiver of notice or consent to holding such meeting or an approval of the minutes thereof. Any action required or permitted to be taken by the committee may be taken without a meeting, if all members of the committee shall individually or collectively consent to such action. All such waivers, cosents, or approvals, other than those made by the Audit Committee, shall be filed with the corporate records or made a part of the minutes of the meeting. All such waivers, consents or approvals, and the minutes of any meetings of the Audit Committee shall be separately maintained by the Chairman of that committee, and shall be filed with the other corporate records.

Committees appointed by the Board of Directors, other than the Executive Committee, shall be composed of such number of members of the Board as the Board of Directors may determine, and shall conduct their business affairs in such manner and shall meet at such time and place be subject to notice and other restrictions as may be determined by the Board of Directors or these By-Laws.

                                     ARTICLE IV

                                      OFFICERS

SECTION 1. OFFICERS. The officers of the corporation shall be the President, a Senior Executive Vice President, an Executive Vice President, a Senior Vice President, a Vice President, an Assistant Vice President, a Secretary, an Assistant Secretary, and a Chief

Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chief Operating Officer, one or more additional Senior Executive Vice Presidents, one or more Executive Vice Presidents, one or more additional Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more additional Assistant Secretaries, one or more Assistant Chief Financial Officers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same persons, except those of the President and Secretary.

SECTION 2. ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

SECTION 3. SUBORDINATE OFFICERS. The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office, for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Directors may from time to time determine.

SECTION 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the corporation, without prejudice however, to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

SECTION 6. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation, subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board. The President shall, in the absence of the Chairman of the Board and the Vice Chairman of the Board, if any, preside at all meetings of the shareholders and, at all meetings of the Board of Directors. He shall be a member of all the standing committees, except the Audit Committee, and shall have the general powers, and duties of management usually vested in the office of the president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

SECTION 7. SECRETARY. The Secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the Board of Directors may order, a book of minutes of actions taken at all meetings of Directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the numbers of shares presented or represented at shareholders' meetings, and the proceeding thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by these By-Laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these By-Laws.

SECTION 9. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, retained earnings, and shares. At regular meetings of the Board of Directors or when requested by the Chairman of the Board, by the President or the Directors, he shall submit a statement showing the financial condition of the corporation and such other information as the Board or such officers may require.

He shall be responsible for all the money, funds, and valuables belonging to the corporation. He shall have the authority, subject to the discretion of the Board of Directors, to sign checks, drafts, certificates of deposit, and receipts for money delivered, to endorse notes, bills, checks, drafts, and acceptances. He shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these By-Laws. If such officer is also a director, he may be a member of any committee except the Audit Committee.

                                      ARTICLE V

                                    MISCELLANEOUS

SECTION 1. RECORD DATE. The Board of Directors shall fix a time as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders to entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purpose of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfers of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or these By-Laws.

SECTION 2. INSPECTION OF CORPORATE RECORDS. The accounting books and records, and minutes of the proceedings of the shareholders and the Board and committees of the Board of this corporation and any subsidiary of this corporation shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts, at the expense of the person copying and making extracts.

A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent (1%) of such voting shares and have filed a Form F-11 with the Federal Deposit Insurance Corporation relating to the election of directors of the corporation shall have (in person or by agent or attorney) the right to inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five (5) business days prior written demand upon the corporation and to obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges, a list of the shareholders' names and addresses who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been complied or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be complied.
Every director shall have the absolute right, at any reasonable time, to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation. Such inspection by a director may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts at the expense of the person copying or making extracts.

SECTION 3. CHECKS AND OTHER EVIDENCES OF INDEBTEDNESS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

SECTION 4. ANNUAL AND OTHER REPORTS. The Board of Directors of the corporation shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year. Such report shall contain a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is not such report, the certificate of an authorized officer of the corporation stating that such statements were prepared without audit from the books and records of the corporation.

A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty
(30) days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, the annual report for the last fiscal year. The corporation shall deliver the statement to the person making the request within thirty (30) days thereafter. A copy of any such statement shall be kept on file in the principal executive office of the corporation for twelve (12) months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholders.

The corporation shall, upon the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared and a balance as of the end of the period. The quarterly income statements and balance sheets referred to in this situation shall be accompanied by the report thereof, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statement were prepared without audit from the books and records of the corporation.

SECTION 5. EXECUTION OF CONTRACTS AND OTHER INSTRUMENTS. No officer may enter into any contract or execute any instrument in the name of and on behalf of the corporation, other than in the ordinary course of the business of the corporation, except as may be specifically authorized by the Board of Directors.

SECTION 6. CERTIFICATE OF SHARES. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the President, Executive Vice President, Senior Vice President, or a Vice President and by the Chief Financial Officer, Cashier, Assistant Cashier, the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Any such certificate shall also contain such statement as may be required by
Section 418 of the California General Corporation Law, the California Corporate Securities Law of 1968, and any agreement between the corporation and the issue thereof.

No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and canceled at the same time; provided, however, that a new certificate will be issued without the surrender and cancellation of the old certificate if (1) the old certificate is lost, apparently destroyed or wrongfully taken; (2) if the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft; (3) the request for the issuance of a new certificate is made prior to the receipt of notice by the corporation that the old certificate has been acquired by a bona fide purchaser;
(4) the owner of the old certificate files an indemnity agreement, or in the discretion of any officer entitled to sign the certificate, provides other adequate security to the corporation sufficient to indemnify it against any claim that may be made against it (including any liability or expenses, legal and otherwise); and (5) the owner satisfies any other reasonable requirements imposed by the corporation. In the event of the issuance of a new certificate, the rights and liabilities of the corporation, and of the holder of the old and new certificates, shall be governed by the provisions of Section 8104 and 8405 of the California Commercial Code.

SECTION 7. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President, Executive Vice President, Senior Vice President, or any Vice President or the Secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any an all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other persons authorized to do so by proxy or power of attorney duly executed by said officers.

SECTION 8. INSPECTION OF BY-LAWS. The corporation shall keep at its principal executive office in California, the original, or a copy of the By-Laws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

SECTION 9. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these By-Laws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular includes the plural and the corporation, partnership, trust, estate, association, club, or syndicate, as well as a natural person.

SECTION 10. FORM OF MINUTES, BOOKS, AND RECORDS. Minutes shall be kept in written form. Other books and records may be kept either in written form or in any other form capable of being converted into written form so long as such form is not in contrary to any applicable law.


                                      ARTICLE VI

                                       DEPOSITS

SECTION 1. DEPOSITS BY SHAREHOLDERS. All deposits made by shareholders shall be entitled to the same rights, privileges, and benefits as those of other depositors.

SECTION 2. CONDITIONS OF DEPOSITS. All deposits received by the corporation shall be made by the depositor and accepted by the corporation upon the understanding and agreement that such deposits are received and will be paid by the corporation in accordance with its By-Laws, rules and regulations, and all applicable laws and regulations in force at the time of repayment and shall be payable only at the place of business of the corporation at which the account of the depositor is carried and in lawful money of the United States of America. Notice in writing of at least thirty (30) days, at the option of the corporation, may be required to be given of intention to withdraw any savings deposit or any part thereof.

                                    ARTICLE VII

                                     AMENDMENTS

SECTION 1. POWER OF SHAREHOLDERS. New By-Laws may be adopted, or these By-Laws may be amended or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders, except as otherwise provided by law or by the Articles of Incorporation.

SECTION 2. POWER OF DIRECTORS. Subject to the right of shareholders as provided in Section 1 of this Article VII to adopt, amend or repeal By-Laws, the Board of Directors may adopt, amend or repeal these By-Laws; provided, however, that the Board of Directors may not adopt, amend, or repeal these By-Laws if the effect of such action would change the maximum or minimum number of directors.
A resolution changing the exact number of directors within the authorized range adopted pursuant to the procedure set forth in Section 2 of Article III is not an amendment to these By-Laws within the meaning of this Article VII; and the full Board of Directors is expressly authorized to adopt resolutions changing the exact number of directors within the range fixed in Section 2 of Article III.

SECTION 3. PROCEDURE. The Secretary or Assistant Secretary of the corporation shall, within three (3) business days following the receipt of written notice of the adoption of new By-Laws or modification or repeal of an existing By-Law, pursuant to the provisions of Section 1 or Section 2 of this Article, prepare and file with the Superintendent a certified copy thereof as required by Section 601 of the California Banking Law. Thereafter, the Secretary or Assistant Secretary shall file the Superintendent's approval of such amendment with the records of the corporation immediately upon his receipt thereof.

If an amendment is disapproved, the Secretary or Assistant Secretary shall, within three (3) business days following the receipt thereof, deliver to the shareholders or the directors, whichever have adopted the amendment, a copy of the notice disapproving the amendment together with a copy of any explanatory correspondence received therewith.

SECTION 4. EFFECTIVE DATE. An amendment to these By-Laws shall become effective on and as of the date such amendment has been approved and filed by the Superintendent.

                                    ARTICLE VIII

                            PARLIAMENTARY RULES OF ORDER

SECTION 1. RULES OF ORDER. The conduct of business affairs at meetings of the Board of Directors, the Executive Committee and other committees authorized by these By-Laws, shall be governed by the most recent edition of ROBERT'S RULES OF ORDER, as revised from time to time, provided that such rules may be temporarily suspended from time to time upon a majority vote of those in attendance at such meeting. The conduct of the business affairs at shareholders' meetings shall be conducted in a fair and reasonable manner.